Exhibit 10.6

GUARANTY AND SURETYSHIP

    GUARANTY AND SURETYSHIP dated August 15, 2006, made and executed by SEMITOOL, INC., a Montana corporation.

    The undersigned, intending to be legally bound, agrees:

SECTION 1. INTERPRETATION

    1.1        Defined Terms. The following terms shall have the following meanings:

                 Bank. Sovereign Bank.

                 Borrower. Rhetech, Inc., a Delaware corporation.

                 Borrower’s Liabilities. All present and future liabilities of the Borrower to the Bank under the Loan Documents, together with all interest on such liabilities (at the annual rates set forth in the instruments evidencing such liabilities) and all reasonable attorneys’fees, costs and expenses of collection incurred by the Bank in enforcing such liabilities.

                 Event of Default. As that term is defined in subsection 5.1 of this Guaranty.

                 Guarantor. Semitool, Inc., a Montana corporation.

                 Guarantor’s Liabilities. Individually and collectively, all present and future liabilities of the Guarantor to the Bank under this Guaranty, together with all reasonable attorneys’fees, costs and expenses of collection incurred by the Bank in enforcing such liabilities.

                 Guaranty. This Guaranty and Suretyship, and any future amendments to this Guaranty and Suretyship.

                 Loan Agreement. The Loan Agreement dated this date among the Borrower, the Bank and the Lehigh County Industrial Development Authority, and any future amendments to that Loan Agreement.

                 Property. All real and personal property of the Guarantor (whether tangible or intangible) in or on which the Bank has a security interest, lien, or other interest, or now or in the future is in the possession or custody of, or in transit to, the Bank for any purpose, including safekeeping, collection or pledge, for the Guarantor’s account, or as to which the Guarantor may have any right or power including, without limitation, any debts which the Bank might owe to the Guarantor.

    1.2        Other Capitalized Terms. All capitalized words and/or phrases not defined herein which are defined in the Loan Agreement shall have the meanings set forth in the Loan Agreement.

    1.3        Other Terms. All terms not defined herein or in the Loan Agreement which are defined in the Pennsylvania Uniform Commercial Code shall have the meanings set forth in the Pennsylvania Uniform Commercial Code.

    1.4        Captions. The section and subsection captions of this Guaranty are included for reference only and are not to be used in the construction of this Guaranty.

    1.5        Severability. Any provision contained in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    1.6        Construction. This Guaranty and the rights and obligations of the Bank and the Guarantor under this Guaranty shall be governed and construed in accordance with the domestic, internal laws (but not the law of the conflict of laws) of the Commonwealth of Pennsylvania.

    1.7        Number and Gender. As to all pronouns and other terms in the Guaranty (whether or not the same shall be a capitalized word and/or phrase), the singular shall include the plural and the vice versa and any gender shall include the other two genders, as the context may require.

SECTION 2. GUARANTY OF PAYMENT

    2.1        Guaranty of Payment. The Guarantor irrevocably and unconditionally guarantees to the Bank, and becomes surety to the Bank for, the prompt payment when due, whether by acceleration or otherwise, of the Borrower’s Liabilities.

    2.2        Continuing Guaranty. This Guaranty is and shall be construed to be an absolute, unlimited, and continuing guaranty of payment, regardless of the present or future composition of the Borrower, and all of the Borrower’s Liabilities to which this Guaranty applies, or may apply under the terms hereof, shall be conclusively presumed to have been created in reliance hereon.

    2.3        Invalidity, Irregularity, Unenforceability, Etc. No Defense. No invalidity, irregularity or unenforceability of, lack of prior enforcement of, delay in enforcement of, or failure to preserve or enforce, any of the Borrower’s Liabilities or of any security for the payment of the Borrower’s Liabilities (although the Bank’s rights have been lost) shall affect, impair or be a defense to this Guaranty. This Guaranty is and shall remain a primary obligation of the Guarantor.

    2.4        Waivers. The Guarantor waives:

                ----notice of acceptance of this Guaranty,

                ----notice of the creation of any of Borrower's Liabilities,

                ----presentment,

                ----demand for payment,

                ----protest,

                ----notice of dishonor,

                ----notice of nonpayment of any of Borrower's Liabilities,

                ----notice of suit or any other action by the Bank against the Borrower and/or the Guarantor, and

                ----any other notice to the Borrower and/or the Guarantor.

    2.5        Statute of Limitations. Any acknowledgment or new promise with regard to the Borrower’s Liabilities, whether by payment of principal or interest or otherwise, and whether by the Borrower or others (including the Guarantor) shall:

(a) toll the running of the statute of limitations in favor of the Guarantor against the Bank, if the statute of limitations shall have begun to run, and

(b) prevent the operation of the statute of limitations, if the period of such statute of limitations shall have expired.

    2.6        Amounts Recovered From Bank. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment, or on account, of any of the Borrower’s Liabilities and the Bank repays all or part of such amount by reason of:

(a) any judgment, decree, or order of any court or administrative body having jurisdiction over the Bank or any of its property, or

(b) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Borrower),

then and in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor whether or not this Guaranty shall have been revoked or any note or other instrument evidencing the Borrower’s Liabilities shall have been cancelled, and the Guarantor shall be and continue to remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

    2.7        Bankruptcy Rescission or Avoidance. If any settlement, discharge, payment, grant of security or transfer of property relating to discharging any duty or liability created under this Guaranty is rescinded or avoided by virtue of any provision of any bankruptcy, insolvency, or other similar law affecting creditor’s rights, the Bank will be entitled to recover the value or amount of any such settlement, discharge, payment, grant of security or transfer of property from the Guarantor as if such settlement, discharge, payment, grant of security or transfer of property had not occurred.

    2.8        Satisfaction of Guarantor’s Liabilities. Satisfaction of the Guarantor’s Liabilities shall not relieve the Guarantor from liability therefor if such satisfaction is voided by a trustee in bankruptcy or receiver as a preference, or similar voidable transfer, or for any other reason whatever. Notwithstanding any provision of any document, but subject to the preceding sentence, this Guaranty shall survive final payment and performance of all Borrower’s Liabilities by three hundred seventy-five (375) days, or such longer period as is otherwise provided herein or in any other document, unless a bankruptcy or other similar insolvency proceeding is commenced within such period by or against Borrower. If such a proceeding is commenced, this Guaranty shall remain in effect until the expiration of any and all periods of limitation for commencement of any fraudulent conveyance, fraudulent transfer, preference or other avoiding action with respect to Borrower or Borrower’s Liabilities without such an action having been commenced or, if such an action has been commenced, until the final, non-appealable resolution thereof in favor of the Bank.

    2.9        Place, Mode of Payment. The Guarantor shall make all payments under this Guaranty to the Bank at its principal office at 2191 West Union Boulevard, Bethlehem, Pennsylvania 18018. Payments shall be in lawful money of the United States of America in funds immediately available to the Bank.

SECTION 3. BORROWER’S LIABILITIES; BANK ACTIONS

                The Bank may take any or all of the following actions at any time and from time to time without notice to the Guarantor, without incurring any responsibility to the Guarantor and without impairing or releasing the Guarantor’s obligations under this Guaranty.

    3.1        Payment Terms. The Bank may change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, or change the interest rate or rates applicable to, any of the Borrower’s Liabilities, any security for the Borrower’s Liabilities, or any liability incurred directly or indirectly in respect of the Borrower’s Liabilities.

    3.2        Security. The Bank may sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Borrower’s Liabilities, the Guarantor’s Liabilities or any other liabilities incurred directly or indirectly with regard to the Borrower’s Liabilities and the Guarantor’s Liabilities, and/or any offset thereagainst.

    3.3        Exercise of Rights. The Bank may exercise or refrain from exercising any rights against the Borrower, the Guarantor or others arising out of the Borrower’s Liabilities, or otherwise act or refrain from acting.

    3.4        Settlements. The Bank may settle or compromise any of the Borrower’s Liabilities or the Guarantor’s Liabilities, any security for the Borrower’s Liabilities or the Guarantor’s Liabilities, or any liability incurred directly or indirectly in respect of the Borrower’s Liabilities or the Guarantor’s Liabilities, and may subordinate the payment of all or any part of such settlement or compromise to the payment of any liability of the Borrower (whether or not then due) to the creditors of the Borrower other than the Bank and the Guarantor.

    3.5        Application of Payments. The Bank may apply any sums paid to the Bank by whomsoever paid or howsoever realized to any of the Borrower’s Liabilities regardless of which of the Borrower’s Liabilities remain unpaid.

SECTION 4. SECURITY FOR LIABILITIES; PROPERTY

    4.1        Grant of Security Interests. To secure payment of the Borrower’s Liabilities and the Guarantor’s Liabilities, the Guarantor grants to the Bank a lien on and security interest in all of the Property.

    4.2        Duties. The Bank shall not be required to take any steps necessary to preserve any rights in any Property against prior parties who may be liable in connection therewith. The Guarantor shall take all such steps.

    4.3        Permissible Actions. The Bank at any time and from time to time may take any of the following actions without notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the Guarantor’s Liabilities under this Guaranty:

(a) the Bank may take any action it may deem appropriate for the care or preservation of the Property or of any rights of the Guarantor or the Bank in the Property,

(b) the Bank may demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of, or in exchange for, any Property,

(c) the Bank may compromise and settle with any person liable on such Property, or

(d) the Bank may extend the time of payment or otherwise change the terms as to any party liable on such Property.

    4.4        Bank’s Lien. The Guarantor grants to the Bank, as further security for the payment of the Borrower’s Liabilities and/or the Guarantor’s Liabilities, a lien upon and a right of setoff with respect to any deposit account of the Guarantor with the Bank and any other debts that the Bank may owe to the Guarantor from time to time. The Bank may, upon the occurrence of an Event of Default, and at any time and from time to time thereafter, at its option and without notice, appropriate and apply toward the payment of any of the Borrower’s Liabilities and/or the Guarantor’s Liabilities the balance of each such deposit account of the Guarantor with, and each such claim of the Guarantor against, the Bank.

SECTION 5. EVENTS OF DEFAULT; REMEDIES

    5.1        Events of Default. The occurrence of any one or more of the following shall be deemed an Event of Default hereunder:

(a) The occurrence of an Event of Default as defined in Section 14.01 of the Loan Agreement.

(b) Failure by the Guarantor to pay any monies due under this Guaranty upon demand by Bank.

    (c)       Failure by the Guarantor to observe or perform any other covenant, condition, term, or provision contained in this Guaranty, if such failure continues for a period of ten (10) days or more after written notice from Bank.

(d) The dissolution of the Guarantor.

(e) The insolvency (however evidenced) of the Borrower or the Guarantor.

(f) Any adverse change in the financial condition of the Borrower or the Guarantor.

(g) The suspension of businesses of the Borrower or the Guarantor.

(h) The issuance of any warrants, process or order of attachment, garnishment or other lien and/or the filing of a lien as a result thereof against the property of the Borrower or the Guarantor.

    (i)       The making by the Borrower or the Guarantor of an assignment for the benefit of creditors, or a trustee or receiver being appointed for the Borrower or the Guarantor or for any property of any of them.

    (j)       Any proceeding being commenced by or against the Borrower or the Guarantor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute.

(k) It appears that any representation to any financial or other statement of the Borrower or the Guarantor, delivered to Bank by or on behalf of the Borrower or the Guarantor is untrue or incomplete.

        THE FOLLOWING SECTION CONTAINS A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE GUARANTOR. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE GUARANTOR, THE GUARANTOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF SEPARATE COUNSEL OF THE GUARANTOR, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE GUARANTOR HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

    5.2        Remedies. Upon the occurrence of an Event of Default, and so long as such Event of Default shall continue unwaived:

    (a)       the Bank may, at its option and upon notice to the Borrower or the Guarantor, make the Borrower’s Liabilities, whether or not then due, immediately due and payable under this Guaranty as to the Guarantor and the Bank shall be entitled to enforce the Borrower’s Liabilities against the Guarantor,

    (b)       the Bank, without notice to the Borrower or the Guarantor, may transfer into its own name or that of its nominee any Property, may notify any obligor on any of such property to make payment to the Bank of any amounts due on such Property, and/or take control of any proceeds of any of such Property,

    (c)        the Bank, with ten (10) days prior written notice to the Guarantor and without advertisement or demand upon the Borrower or the Guarantor or right of redemption (except as shall be required by applicable statute and cannot be waived), may sell, resell, transfer and deliver all or part of the Property at any brokers’ board or exchange or at public or private sale, for cash or on credit or for future delivery, and in connection therewith may grant options and may impose reasonable conditions such as requiring any purchaser of any stock so sold to represent that such stock is purchased for investment purposes only, and upon each such sale the Bank, unless prohibited by provision of any applicable statute which cannot be waived, may purchase all or any part of the Property, free from and discharged of all trusts, claims, right of redemption and equities of the Guarantor,

(d) the Bank may exercise any of its rights and remedies provided by the laws of the Commonwealth of Pennsylvania or any other jurisdiction, and

    (e)       the Guarantor authorizes and empowers any attorney of any court of record of Pennsylvania or elsewhere to appear for and confess judgment against it for the amount then outstanding under this Guaranty, as of any term, with or without declaration filed, with costs of suit, release of errors, without stay of execution and with attorneys’ fees, and does hereby voluntarily agree that any real and personal property subject to such judgment may be sold on a writ and hereby waives and releases all relief from any and all appraisement, stay or exemption laws of any state, now in force or hereafter to be enacted. The power to enter judgment against the Guarantor shall not be exhausted by any exercise of the power and shall continue from time to time and at all times until full payment of all amounts due under this Guaranty. For the purpose of entering judgment, this Guaranty or a copy hereof verified by affidavit shall be a sufficient warrant.

    5.3        Bank’s Expenses. The Guarantor shall pay to the Bank all reasonable costs and expenses, including filing fees and reasonable attorneys’ fees, incurred by the Bank in connection with the custody, care, preservation or collection of any of the Property, or in any proceedings to collect any of the Guarantor’s Liabilities.

    5.4        Application of Funds. After deducting all costs and expenses described in subsection 5.3 of this Guaranty, the Bank shall apply the balance of the proceeds of any sale or collection to the Borrower’s Liabilities and the Guarantor shall continue to be liable for any deficiency, with interest at the annual rates set forth in the instruments evidencing those unpaid liabilities.

    5.5        No Marshalling, Etc., Required. If any Event of Default shall have occurred, the Bank shall not be required to marshall any present or future security for, or guarantee of, the Borrower’s Liabilities held by it or to resort to any such security or guarantee in any particular order. The Guarantor waives, to the fullest extent the Guarantor lawfully can (a) any right the Guarantor might have to require the Bank to pursue any particular remedy before proceeding against the Guarantor, and (b) any right to the benefit of, or to direct application of the proceeds of, any collateral until the Borrower’s Liabilities have been paid in full.

SECTION 6. MISCELLANEOUS

    6.1        Waivers.

(a) No delay by the Bank in exercising, or any partial or single exercise of, any of its options, powers or rights, shall constitute a waiver of such option, power or right.

(b) No waiver of any of the Bank’s rights under this Guaranty, and no amendment of this Guaranty shall be deemed to be made by the Bank unless in writing and duly signed on behalf of the Bank.

    (c)       Any written waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Bank or the obligations of the Guarantor under this Guaranty in any other respect at any other time.

    6.2        Service of Process. If the Bank brings any action or suit in any court of record of Pennsylvania or the United States to enforce any or all Guarantor’s Liabilities under this Guaranty, service of process may be made upon the Guarantor by mailing a copy of the summons to the Guarantor.

    6.3        Subordination, Subrogation.

    (a)       The Guarantor shall not collect or enforce, attempt to collect or enforce or receive any payment or property from the Borrower in respect of any present or future obligation of the Borrower to the Guarantor until the Borrower’s Liabilities have been paid or otherwise discharged in full.

    (b)       Unless and until the Bank receives payment in full of the Borrower’s Liabilities from whatever sources, the Guarantor shall not be subrogated to the rights of the Bank under the Loan Documents as the result of any payment by, or enforcement of the obligations of, the Guarantor under this Guaranty.

    6.4        Notices. All notices, requests and demands to or upon the parties shall be deemed to have been given or made when deposited in the mails, postage prepaid, certified mail, return receipt requested, or by personal delivery via overnight courier service, charges prepaid, addressed as follows or to such other address as the respective parties may designate in writing:

The Bank: with a copy to: The Guarantor: with a copy to:	Sovereign Bank
2191 West Union Boulevard
Bethlehem, PA 18018

Attention: Cheryl L. Davis, Vice President
               Commercial Banking Group

Stevens & Lee
190 Brodhead Road, Suite 200
P. O. Box 20830
Lehigh Valley, PA 18002

Attention: Edward A. Fedok, Esquire

Semitool, Inc.
655 West Reserve Drive
Kalispell, MT 59901

Attention: Vincent C. McGinty, President

Semitool, Inc.
655 West Reserve Drive
Kalispell, MT 59901

Attention: Richard Hegger, Esquire
General Counsel

    6.5        Legal Effect.

    (a)       This Guaranty shall be binding upon the Guarantor and its successors and assigns; provided, however, the Guarantor shall not assign its duties under this Guaranty without the prior written consent of Bank.

(b) This Guaranty shall be binding upon, and shall inure to the benefit of, the Bank, its successors and assigns. The term “Bank” includes any agent of the Bank acting for it.

    6.6        Representations and Warranties. The Guarantor hereby represents and warrants that:

    (a)       The Guarantor has the requisite power and/or authority to execute, deliver and perform under this Guaranty and this Guaranty, when executed and delivered to the Bank, will constitute a valid obligation of the Guarantor legally binding upon it and enforceable in accordance with its terms.

    (b)       The execution and delivery of, and performance under, this Guaranty will not violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Guarantor is a party or which purports to be binding upon it or any of its assets nor result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any of the Guarantor’s assets.

    (c)       No actions, suits or proceedings before any court, governmental department or agency are pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its assets that, if adversely determined, could reasonably be expected to have a material adverse effect upon the Guarantor’s financial condition, assets or ability to perform under this Guaranty.

    6.7        Financial Statements. The Guarantor shall supply to the Bank any and all financial statements as required by the Loan Agreement and shall supply any other financial information reasonably requested by the Bank.

    6.8        Waiver of Immunity. The Guarantor hereby irrevocably and unconditionally waives any right to claim immunity in respect of itself or any of its property or assets, including immunity from jurisdiction, immunity from attachment prior to entry of judgment, immunity from attachment in aid of execution of judgment, and immunity from execution of judgment, all in respect of any legal suit, action or proceeding arising out of, or relating to, this Guaranty. The Guarantor further agrees that any such suit, action or proceeding may be instituted in the courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, and irrevocably and unconditionally submits to the jurisdiction of any such court for such purpose.

    6.9        Waiver of Trial by Jury. The Guarantor agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by the Guarantor, by the Bank or by any successor or assign of any party on or with respect to this Guaranty or any other Loan Document or which in any way relates, directly or indirectly, to the Loan or any event, transaction or occurrence arising out of or in any way connected with the Loan, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION 6.9 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT BETWEEN THE PARTIES AND THAT THE BANK WOULD NOT EXTEND THE LOAN TO THE BORROWER IF THIS WAIVER OF JURY TRIAL SECTION WERE NOT A PART OF THIS GUARANTY.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the Guarantor has executed this Guaranty under seal the day and year first above written.

SEMITOOL, INC. By: /s/ Raymon F. Thompson —————————————— Chairman and CEO Attest: /s/ Richard C. Hegger —————————————— Secretary

STATE OF MONTANA COUNTY OF	: :ss. :

        On this ______ day of August, 2006, before me, a notary public, the undersigned officer, personally appeared RAY THOMPSON, who acknowledged himself to be the Chairman and CEO of SEMITOOL, INC., a Montana corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

——————————————————— Notary Public